EXHIBIT 10.1


                            TERM PROMISSORY NOTE

$5,000,000.00                                                Chicago, Illinois
                                                             April 21, 1997


         FOR VALUE RECEIVED, the undersigned, ARTRA GROUP Incorporated, a Pennsylvania corporation, ("Borrower"), HEREBY PROMISES TO PAY to the order of HOWARD R. CONANT ("Lender"), at the address of the Lender 445 North Wells Street, Suite 403, Chicago, Illinois 60610, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of FIVE MILLION DOLLARS AND NO CENTS ($5,000,000.00) plus interest, on the terms hereinafter provided.

         Borrower promises to pay interest on the unpaid principal balance of this Note, payable quaterly, calculated at a rate equal to twelve percent (12%) per annum.

         Borrower promises to pay to the Lender the entire unpaid principal balance of this Note plus all accrued and unpaid interest hereon on April 20, 1998 (the "Maturity Date"),.

         All computations in interest shall be made by Lender on the basis of a three hundred sixty (360) day year in each case for the actual number of days occurring in the period for which such interest is payable.

         Borrower may prepay the obligations under this Note in full or in part, without penalty, during the term of this Note.

         If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at a per annum rate equal to twelve percent (12%) during such extension.

         This Note may not be amended, modified or changed nor shall any waiver of any of the provisions hereof be effective, except only by an instrument in writing, signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

         The provisions of this Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of and extend to the Lender and any holder hereof.

         Borrower hereby waives presentment for payment, notice of dishonor, protest and notice of protest.







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         Each of the following shall  constitute an event of default  hereunder:
(a) Borrower shall fail to pay when due any principal or interest due on this Note, and such failure shall not be fully cured within ten (10) business days thereafter; (b) an Event of Default occurs under that certain Amended and Restated Stock Pledge Agreement, dated as of the date hereof, executed by Fill-Mor Holding, Inc., a wholly owned subsidiary of Borrower, in favor of Lender.

         Upon the occurrence of any Event of Default described hereunder, the holder or holders of the Note by written notice to Borrower, may declare the unpaid principal amount of this Note to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon, in respect of such principal amount, without presentment, demand, protest, or other notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower and Borrower shall also be liable for all reasonable expenses (including attorneys fees) incurred by Lender in the enforcement of the terms of this Note.

         In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Note exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the highest rate of interest permissible under such law and if Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the principal amount of this Note (whether or not due and payable), and not to the payment of interest, or refunded to Borrower if the Note has been paid in full.

This Note has been delivered at Chicago, Illinois and shall be construed according to the laws of the State of Illinois, in which State it shall be performed by the Borrower. The Borrower agrees that all legal actions or proceedings in any manner or respect arising out of or related to this Note shall be brought and litigated only in courts having situs in Cook County, Illinois; and the Borrower hereby consents to and submits to the jurisdiction of any local, state or federal court located within Cook County, and the Borrower hereby waives any right the Borrower may have to transfer or change the venue of any such legal action or proceeding.

         The Borrower waives irrevocably the right to a trial by jury in any action or proceeding to enforce or defend any rights under this Note or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

                                ARTRA GROUP Incorporated


                                By:      Peter R. Harvey
                                         ---------------------
                                Title:   President
                                         ---------------------







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